EXHIBIT 99.1

CONTACT                                                          FOR RELEASE
         Jules Ross                                              Immediately
         Vice President, Finance                                 August 10, 2004
         (212) 564-3393




New York, NY - Thackeray Corporation reported today the following results of operations:

                              For the Six Months ended June 30,           For the Three Months ended June 30,

                                2004                  2003                  2004                  2003
                                ----                  ----                  ----                  ----
Loss before income tax       ($338,000)            ($320,000)            ($185,000)            ($186,000)
                             ----------            ----------            ----------            ----------
Net Loss                     ($338,000)            ($320,000)            ($185,000)            ($186,000)
                             ----------            ----------            ----------            ----------
Net loss per share of
Common Stock                    ($0.07)               ($0.06)               ($0.04)               ($0.04)
                             ----------            ----------            ----------            ----------
Number of shares              5,107,401             5,107,401             5,107,401             5,107,401
                             ----------            ----------            ----------            ----------
